Exhibit 5.1

December 5, 2017

Midland States Bancorp, Inc.

1201 Network Centre Drive

Effingham, Illinois 62401

Re:                             Registration Statement on Form S-4 of Midland States Bancorp, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Midland States Bancorp, Inc., an Illinois corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 4,463,200 shares of common stock, par value $0.01 per share, of the Company (the “Registered Shares”).  The Registered Shares are to be issued by the Company pursuant to the Agreement and Plan of Merger, dated as of October 16, 2017 (the “Merger Agreement”), by and among the Company, Peak Midland Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and Alpine Bancorporation, Inc., a Delaware corporation (“Alpine”), which provides for, among other things, the merger of Alpine with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion letter. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement, including the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended, as currently in effect; (c) the Company’s By-laws, as currently in effect; (d) resolutions of the board of directors of the Company with respect to the approval of the Merger Agreement, the issuance of the Registered Shares and the filing of the Registration Statement, among other matters; (e) the Merger Agreement; and (f) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed.  In our investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that each Registered Share will be validly issued, fully paid and non-assessable when: (a) the Registration Statement, as finally amended, shall have been declared effective under the Act; (b) the Merger shall have become effective under the laws of the State of Delaware; and (c) a certificate representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto, in each case in accordance with the Merger Agreement.

This opinion letter is limited to the Illinois Business Corporation Act of 1983, as amended, and the federal laws of the United States of America.  We express no opinion as to matters related to securities or “blue sky” laws of any jurisdiction or any rules or regulations thereunder (other than the federal laws of the United States of America).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion letter as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP